As filed with the Securities and
                 Exchange Commission on November 4, 1997

                                        Registration No. 33-64271
=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                   SA TELECOMMUNICATIONS, INC.
     (Exact name of Registrant as specified in its charter)


           Delaware                               75-2258519
 (State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)


   1600 Promenade Center, 15th Floor, Richardson, Texas  75080
                         (972) 690-5888
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                      LYNN H. JOHNSON, ESQ.
                  Senior Vice President-Legal,
                  General Counsel and Secretary
                   SA Telecommunications, Inc.
                1600 Promenade Center, 15th Floor
                    Richardson, Texas  75080
                         (972) 690-5888


                            Copy to:
                      MARK S. SOLOMON, ESQ.
                         Arter & Hadden
                  1717 Main Street, Suite 4100
                    Dallas, Texas 75201-4605
                         (214) 761-2100

        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ---------------

Approximate date of commencement of proposed sale to the public:
                               N/A

                         ---------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


      THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE .0001 PER SHARE, OF THE REGISTRANT WHICH REMAIN UNSOLD AS OF THE DATE HEREOF. THIS POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

=====================================================================

            DE-REGISTRATION OF SHARES OF COMMON STOCK

     On November 15, 1995, SA Telecommunications, Inc., a Delaware corporation (the "Company") filed with the Securities and Exchange Commission a Registration Statement (Reg. No. 33-64271) on Form S-3 under the Securities Act of 1933, as amended covering up to 4,033,336 shares of the Company's common stock, par value $.0001 per share (the "Shares") to be sold from time to time by certain stockholders of the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 filed on December 28, 1995, was declared effective on January 3, 1996.

     In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Shares that remain unsold as of the date hereof
pursuant   to  this  Post-Effective  Amendment  No.  1   to   the
Registration Statement.

                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on November 4, 1997.

                          SA TELECOMMUNICATIONS, INC.


                          By:  /s/ Howard F. Curd
                             --------------------------
                             Howard F. Curd
                             Chairman of the Board

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signatures                  Title                  Date
        ----------                  -----                  ----

    /s/ Howard F. Curd     Chairman of the Board     November 4, 1997
-------------------------  and Director
      Howard F. Curd

   /s/ J. David Darnell    Chief Financial Officer,  November 4, 1997
-------------------------  Senior Vice President-
     J. David Darnell      Finance and Director

  /s/ Igor I. Mamantov*    Director                  November 4, 1997
-------------------------
     Igor I. Mamantov

   /s/ Dean A. Thomas*     Director                  November 4, 1997
-------------------------
      Dean A. Thomas

  /s/ Barry J. Williams*   Director                  November 4, 1997
-------------------------
    Barry J. Williams

    /s/ Pete W. Smith*     Director                  November 4, 1997
-------------------------
      Pete W. Smith

/s/ Thomas L. Cunningham*  Director                  November 4, 1997
-------------------------
   Thomas L. Cunningham


-------------------------  Director
    Reuben F. Richards

  /s/ Jack W. Matz, Jr.*   Director                  November 4, 1997
-------------------------
    Jack W. Matz, Jr.

   /s/ Paul R. Miller*     Director                  November 4, 1997
-------------------------
      Paul R. Miller

*By: /s/ J. David Darnell
    ---------------------
     J. David Darnell
Agent and Attorney-in-Fact